Exhibit 24

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

I consent to the use of my report dated July 2, 1999, in the Annual Report (Form 10-KSB) filed by ANTS software.com (formerly CHoPP Computer Corporation).


/s/ Jaak Olesk, CPA
Beverly Hills, California
July 31, 2000